Letterhead of Berry,
Dunn, McNeil & Parker
Certified Public
Accountants
Management Consultants
100 Middle Street
P.O. Box 1100
Portland, Maine 04104-
1100/207-775-2387/Fax
(207) 774-2375

July 25, 1996

American Skiing Company
Attention: Thomas M.
Richardson
Sunday River Access Road
Bethel, ME 04217

Dear Mr. Richardson:

You are hereby notified
that the undersigned
agrees with the
statements set forth in
the attachment to this
letter proposed to be
included in American
Skiing Company's
registration statement
on Form S-4 to be filed
with the Securities and
Exchange Commission
regarding Item 304(a) of
Regulation S-K.  In
addition, the
undersigned hereby
consents to the filing
of this letter as an
exhibit to such
registration statement.

Very truly yours,
/s/ Berry, Dunn, McNeil
& Parker

As of September 1, 1995,
the Company and its
independent accountants,
Berry, Dunn, McNeil &
Parker, mutually agreed
that the engagement of
such accounting firm
would be limited.  Such
firm's reports on the
Company's financial
statements for the two
years preceding such
decision did not contain
any adverse opinion or
disclaimer of opinion,
and were not qualified
or modified as to
uncertainty, audit scope
or accounting
principles.  During the
two fiscal years of the
Company immediately
preceding such decision
and during the
subsequent interim
period prior to such
decision, there were no
disagreements with such
firm on any matter of
accounting principles or
practices, financial
statement disclosure or
auditing scope or
procedure.  Price
Waterhouse was engaged
as the Company's
independent accountants
on September 1, 1995.